UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2022

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road
Suite 140
San Diego, California	92106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 619.368.2000

Prior address and phone number:

2468 Historic Decatur Road, Suite 140
San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

619.353.080072

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Sigyn Therapeutics, Inc., a Delaware corporation and its subsidiaries, unless otherwise stated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Sigyn Therapeutics, Inc. (“Sigyn” or the “Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01 Entry Into a Material Definitive Agreement

See Item 5.02 below.

Item 5.02 Appointment of Executive Officer

The Board of Directors of Sigyn Therapeutics, Inc. (“the Company”) appointed Jeremy Ferrell, CPA, MBA as Chief Financial Officer (“CFO”), effective March 9, 2022.

As CFO, Mr. Ferrell will have overall responsibility for operational finance, budgeting, and financial reporting, as well as helping to manage Sigyn’s relationships and interactions with the investment community.

Mr. Ferrell has more than 25 years of finance and operations leadership experience, with expertise in venture capital; mergers and acquisitions; due diligence; initial public offerings; strategic alliance negotiation; and financial planning and reporting. He was most recently CFO at Miku, Inc., a privately held consumer hardware and tele-health company, where he managed a successful seed financing round and led Miku’s transition from its parent to an independent company. Previously, he founded a Fractional CFO Services firm, where he served as CFO for various life sciences and technology companies, including Singular Genomics, Inc., Aspen Neuroscience, Inc., and Hyduro, Inc. Before that, he served as Corporate Controller for ecoATM, Inc., which was acquired by Outerwall, Inc. in 2013. Earlier in his career, Mr. Ferrell practiced as a certified public accountant. Mr. Ferrell received his Bachelor of Science degree in Accountancy from Liberty University and his Master of Business Administration degree in International Finance from the Thunderbird School of Global Management.

Effective as of the same date, the Company entered into an employment agreement with Mr. Ferrell (the “Agreement”) with a base salary of $250,000 per year and an annual bonus of up to 40% of the base salary. The Agreement is of indefinite duration and is terminable at will. Mr. Ferrell will receive stock options to purchase up to 600,000 shares of Sigyn Therapeutics common stock at the closing market value on the option grant date. The option grant is subject to the establishment and approval of an employee option program. The targeted implementation of employee option plan is ninety dates of start date. One quarter of the shares shall vest on the option issuance date with an equal amount vesting on the following three option anniversary dates. The option shall adjust accordingly to correspond with any corporate stock split. The Agreement contains other commercially standard terms for a transaction of this type and nature.

Item 9.01. Financial Statements and Exhibits.

99.1	Employment Agreement, effective March 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGYN THERAPEUTICS, INC.

Date: March 9, 2022	By:	/s/ James A. Joyce
James A. Joyce, Chairman and CEO